UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2013

LEXINGTON REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12386	13-3717318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Plaza, Suite 4015, New York, New York		10119-4015
(Address of principal executive offices)		(Zip Code)

(212) 692-7200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

___    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Current Report on Form 8-K, which we refer to as this Current Report, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that are not clearly historical in nature are forward-looking, and the words “intends,” “estimates,” “anticipate,” “will,” “expects,” “plans,” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 and our other filings with the Securities and Exchange Commission.  Copies of our filings with the Securities and Exchange Commission are available on our website at www.lxp.com. We have not incorporated by reference into this Current Report the information in, or that can be accessed through our website, and you should not consider any such information to be a part of this Current Report. All forward-looking statements included in this Current Report are based on information available as of the filing of this Current Report.  We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

Item 7.01. Regulation FD Disclosure.

On March 18, 2013, Lexington Realty Trust, which we refer to as the Trust, announced that the record date for (1) the quarterly dividend of $0.15 per share of the Trust's beneficial interest, par value $0.0001 per share, classified as common stock (NYSE:LXP), which we refer to as common shares, and (2) the quarterly dividend of $0.471875 per share of the Trust's 7.55% Series D Cumulative Redeemable Preferred Stock (NYSE:LXPPRD), which we refer to as the Series D Preferred Shares, which are each payable on or about April 15, 2013, would be March 29, 2013. Due to a New York Stock Exchange holiday, the Trust has corrected the record date for these quarterly dividends to March 28, 2013.

The Trust also announced a quarterly dividend of $0.8125 per share of the Trust's 6.50% Series C Cumulative Convertible Preferred Stock (NYSE:LXPPRC), which we refer to as the Series C Preferred Shares, which is payable on or about May 15, 2013 to shareholders of record of the Series C Preferred Shares as of April 30, 2013.

The information furnished pursuant to this “Item 7.01. Regulation FD Disclosure” shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by us under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01    Other Events.

On March 19, 2013, the Trust issued a press release announcing its intention to redeem all 6,200,000 shares of its Series D Preferred Shares on April 19, 2013. The Series D Preferred Shares will be redeemed at a redemption price of $25.00 per share, plus accumulated and unpaid dividends thereon up to and including the redemption date of April 19, 2013, in the amount of $0.099618 per share, and dividends on the Series D Preferred Shares called for redemption will cease to accrue on and after such date. The total redemption consideration is expected to be $155,617,631.60. The accumulated and unpaid dividends of $0.099618 per Series D Preferred Share are in addition to the quarterly dividend of $0.471875 per Series D Preferred Share announced on March 18, 2013. A copy of the press release announcing the redemption of the Series D Preferred Shares is filed herewith as Exhibit 99.1 to this Current Report and is incorporated herein by reference solely for purposes of this Item 8.01 disclosure.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

99.1    Press Release issued March 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust

Date: March 20, 2013	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Exhibit Index

99.1    Press Release issued March 19, 2013.